UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

PARKWAY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On September 19, 2014, Parkway Properties, Inc. (the “Company”), through its subsidiary PKY SUSP, LLC, entered into a purchase and sale agreement (the “Purchase Agreement”) with Corporate Center One Owner LLC, Corporate Center Two Owner LLC, Corporate Center Three Owner LLC, Deerfield One Owner Corp., Deerfield Two Owner Corp., Greens Crossing II Owner LP, H. River One Owner LLC, H. River Two Owner LLC, H. River Three Owner LLC, Lakeside I Owner Corp., Lakeside II Owner Corp, Paragon Owner Corp., Resource Square One Owner LLC, Resource Square Two Owner LLC, Resource Square Three Owner LLC, Satellite 300 Owner Corp., Satellite 400 Owner Corp., Satellite 600 Owner Corp., Satellite 800 Owner Corp., Stony Point II Owner Corp. and Timberway One Owner LP (collectively, the “Sellers”), to acquire 22 office properties located in six states and aggregating approximately 3.1 million net leasable square feet (the “Southern U.S. Office Portfolio Acquisition”).
The aggregate gross purchase price for the Southern U.S. Office Portfolio Acquisition is $475.0 million, before adjustments for broker’s fees, transfer taxes, prorations and other customary closing costs and adjustments. The assets will be wholly owned by the Company at closing. On September 22, 2014, the Company posted a $35.0 million earnest money deposit.
Three of the 22 properties are located in Tampa, Florida, contain approximately 980,000 net leasable square feet (the “Tampa Properties”) and are adjacent to the Company’s Corporate Center IV at International Plaza. The Tampa Properties were approximately 69.7% occupied on a weighted average basis as of September 1, 2014. The remaining 19 office properties are located in six states—Florida, Georgia, Kentucky, North Carolina, Texas and Virginia—and contain approximately 2.1 million net leasable square feet. These 19 properties were approximately 64.0% occupied on a weighted average basis as of September 1, 2014. The inclusion of these 19 additional properties as part of the Southern U.S. Office Portfolio Acquisition was a condition to the Sellers agreeing to sell the Tampa Properties to the Company. These 19 properties are not consistent with the Company’s investment strategy. Accordingly, the Company intends to sell these properties either concurrently with, or within 12 months after, the acquisition of the Tampa Properties.
The Company expects to close the Southern U.S. Office Portfolio Acquisition during the fourth quarter of 2014, subject to customary closing conditions, including the accuracy of the other parties’ representations and warranties, subject in certain instances, to materiality standards. There can be no assurance that the Southern U.S. Office Portfolio Acquisition will be consummated.
The Purchase Agreement contains customary representations, warranties and covenants. In addition, the Sellers agreed to indemnify the Company for the Sellers’ breach of representations, warranties and surviving covenants of the Purchase Agreement; provided that the Sellers’ indemnification obligation with respect to the representations and warranties made by the Sellers does not arise until the losses suffered by the Company exceed $500,000 (up to a maximum of $10.0 million). The Company also agreed to indemnify the Sellers for the Company’s breach of representations, warranties and surviving covenants of the Purchase Agreement and liability under certain ground leases associated with the Tampa Properties.
In addition, if the Company is in default under the Purchase Agreement prior to closing on the Southern U.S. Office Portfolio Acquisition, the Sellers may terminate the agreement, subject to certain conditions, and the Company will be required to forfeit its $35.0 million earnest money deposit. Prior to the closing of the Southern U.S. Office Portfolio Acquisition, in the event that the Sellers are in default under the Purchase Agreement, the Company may recover its $35.0 million earnest money deposit.

The consummation of the Southern U.S. Office Portfolio Acquisition is not subject to a financing condition. The Company plans to fund the aggregate purchase price of the Southern U.S. Office Portfolio Acquisition and related transaction expenses through a combination of net proceeds from a public offering of the Company’s common stock, from borrowings under its senior unsecured revolving credit facility, from the proceeds of potential dispositions of other assets and, if necessary, from the placement of a short-term bridge loan. Funding from its senior unsecured revolving credit facility would be provided in a single draw-down concurrently with the closing of the Southern U.S. Office Portfolio Acquisition and limited to the purchase price for the Southern U.S. Office Portfolio Acquisition and related transaction expenses not funded by the net proceeds of the equity issuance or by proceeds from potential dispositions.
A copy of the Purchase Agreement will be filed as an amendment to this Current Report on Form 8-K.
This Current Report on Form 8-K does not constitute an offer of any securities for sale.

Item 7.01. Regulation FD Disclosure.
A copy of the press release announcing the Southern U.S. Office Portfolio Acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Additional Information Regarding the Southern U.S. Office Portfolio Acquisition

The following table sets forth information relating to the Tampa Properties.

Property	Year Built / Renovated	Ownership Interest at Closing	Adjusted Occupancy Percentage (1)	Total Net Leasable Square Feet	In-Place Rent Per Net Leasable Square Foot (2)	Market Rent Per Net Leasable Square Feet (3)
Corporate Center I	1999	100%	74.2%	391,319	$19.93	$29.00
Corporate Center II	2001	100%	67.1%	290,648	$27.61	$30.00
Corporate Center III	2004	100%	66.3%	292,357	$32.99	$30.00
Total Weighted Average			69.7%	974,324
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(1) Adjusted occupancy represents occupancy as of September 1, 2014 adjusted to reflect 50,047 leasable square feet of known move-outs over the following 12 months.
(2) In-place rents are the sum of contractual base rental revenue divided by the occupied square feet for the 12 months beginning September 2014.
(3) Market rent is based upon information obtained from (i) the Company’s experience in leasing space at its properties; (ii) leasing agents in the relevant market with respect to quoted rental rates and completed leasing transactions for comparable properties in the relevant market; and (iii) publicly available data with respect thereto.

As a part of the Company’s standard due diligence process in connection with the Southern U.S. Office Portfolio Acquisition, the Company analyzed the approximate anticipated initial full-year cash net operating income yield the Company expects to derive from each of the Tampa Properties. The Company defines anticipated cash net operating income yield as the percentage of the net purchase price of the property (based on the Company’s preliminary allocation of the Southern U.S. Office Portfolio Acquisition purchase price to each of the Tampa Properties) represented by expected cash net operating income from the property. The Company calculated the expected cash net operating income by subtracting anticipated initial full-year operating expenses (before interest expense and depreciation and amortization) at each property from the anticipated initial full-year cash income from the property. On this basis, the Company estimated that the approximate anticipated initial full-year cash net operating income yield for the Tampa Properties ranges from 4.4% to 4.7%, and adjusting for anticipated initial full-year contractual rent concessions, the Company estimated that the approximate anticipated initial full-year cash net operating income yield would have ranged from 5.7% to 6.0%.

The Company cautions investors not to place undue reliance on its approximate anticipated initial full-year cash net operating income yield for the Tampa Properties because it is based solely on data made available to the Company in the diligence process in connection with the Southern U.S. Office Portfolio Acquisition and is calculated on a non-GAAP basis. The Company’s experience operating the Tampa Properties may change its expectations with respect to the anticipated initial full-year cash net operating income yield. In addition, the actual initial full-year cash net operating income yield for the Tampa Properties may differ from its expectations based on numerous other factors, including the results of its final purchase price allocation, the actual prices at which the 19 office properties the Company is acquiring in the Southern U.S. Portfolio Acquisition are sold, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that the Company cannot pass on to tenants, as well as the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other documents filed by the Company with the Securities and Exchange Commission.

Rationale for the Acquisition of the Tampa Properties

The Company expects the Tampa Properties to have the following strategic benefits:

•
High-Quality Assets: The Tampa Properties are high-quality, Class A office properties with a creditworthy and diverse tenant base, which complement the Company’s Corporate Center IV at International Plaza.

•	Attractive Pricing: The Company believes that its acquisition of the Tampa Properties achieves pricing at an attractive basis that is below its estimate of replacement cost.

•
Increased Scale in Target Submarket:  The Tampa Properties will approximately double the Company’s total leasable square footage as of September 1, 2014 in the Westshore submarket of Tampa, Florida, which is one of its target submarkets.  Based on available information, the Company believes that the acquisition of the Tampa Properties will increase its ownership of Class A inventory in the Westshore submarket to more than 20%.

•
Occupancy Growth Opportunity: The Company believes occupancy at the Tampa Properties is below occupancy in the Westshore submarket generally and that the Company’s existing operating and leasing infrastructure in Tampa will provide it an opportunity to meaningfully increase occupancy, as the Company experienced with its acquisition of its properties in the Westshore submarket, which on a weighted average basis has increased from approximately 80% occupancy at acquisition to 95% leased as of July 1, 2014.

•
Imbedded Rent Growth Potential: The Company further believes rents under in-place leases at the Tampa Properties are on average more than 10% below the Company’s estimate of market rents in the Westshore submarket, providing the Company with meaningful growth potential, as the Company experienced with its acquisition of its properties in the Westshore submarket, which on a weighted average basis has increased rental rates by approximately 9% from the date of acquisition to July 1, 2014.

Risks Related to the Southern U.S. Office Portfolio Acquisition

The Company may not be able to complete its anticipated property dispositions in the time period expected, on attractive terms, or at all, which could have a material adverse impact on its financial condition, results of operations and trading price of its common stock.

The Company intends to sell 19 properties it is acquiring in the Southern U.S. Office Properties Acquisition either concurrently with, or within 12 months after, the acquisition of the Tampa Properties. The successful disposition of these properties is subject to various uncertainties, including the demand for office properties in the markets in which they are located and the availability of buyer financing. The Company cannot assure you that it will be able to complete these anticipated dispositions or that it will be able to obtain alternative sources of financing for the Southern U.S. Office Properties Acquisition in the amounts targeted in the time period expected, on attractive terms, or at all. If any of these properties is sold at a price below its carrying value (as determined by the Company’s final purchase price allocation), the Company will recognize a loss. In addition, if the Company is unable to sell these properties, it may have greater than anticipated amounts outstanding under its unsecured revolving credit facility, and it may be required to own and operate these properties, some of which are outside of its target markets and operating infrastructure and are not consistent with its core investment strategy. If, in connection with the Company’s periodic review of any of these properties, the Company determines that the carrying value of any property is not recoverable and exceeds the sum of undiscounted cash flows expected to result from the use and eventual disposal of the property, the Company will recognize an impairment loss to reduce the carrying value of that property to the Company’s estimate of its fair value. As a result, the Company’s inability to successfully complete its planned disposition of these properties could have a material adverse impact on the Company’s balance sheet, results of operations and trading price of its common stock.

Existing Properties in the Westshore Market

Below is additional information regarding our properties located in the Westshore submarket of Tampa, Florida:

Property	Date Acquired	Occupancy Percentage at Acquisition	% Leased at 7/1/2014	Change (1)	In-Place Rent Per Net Leasable Square Foot at Acquisition (2)	In-Place Rent Per Net Leasable Square Foot at 7/1/2014 (3)	In-Place Rent Growth Per Net Leasable Square Foot (4)
The Pointe	1/11/2012	83.7%	94.7%	11%	$24.89	$29.14	17%
Westshore Corporate Center	11/15/2012	77.7%	98.6%	21%	$23.41	$25.19	18%
Corporate Center IV	4/8/2011	59.2%	95.7%	37%	$31.23	$33.68	8%
Cypress Center I, II & III	5/18/2011	95.9%	93.8%	(2%)	$19.78	$20.55	4%
Total Weighted Average		79.9%	95.4%	16%	$24.76	$27.06	9%
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(1) Change is calculated as the percent leased at July 1, 2014 less the percent occupied at acquisition.
(2) In-place rents at acquisition are the sum of contractual base rental revenue divided by the occupied square feet for the 12 months after the acquisition.
(3) In-place rents at July 1, 2014 are the sum of contractual base rental revenue divided by the occupied square feet for the 12 months after July 2014.
(4) In-place rent growth is based on the weighted average in place rent for net leasable square foot from time of acquisition to July 1, 2014.

Portfolio Update

As of July 1, 2014, the weighted average in-place cash rents for the Company’s properties was $28.69 per net leasable square foot, and management estimates that the Company had approximately $2.09 per square foot in annual rental rate embedded growth in its office property leases as of such date. This information corrects the disclosure in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, which stated that, for such properties, as of July 1, 2014, the annual rental rate embedded growth was $2.49 per square foot, based on a weighted average in-place cash rents of $28.24 per net leasable square foot.

Forward-Looking Statements
Certain statements in this Current Report on Form 8-K contain “forward-looking statements” that are not in the present or past tense or discuss the Company’s expectations (including the use of the words “anticipate,” “believe,” “expect,” “intend,” “project,” “should,” or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. These forward looking statements include information about the Southern U.S. Office Portfolio Acquisition, including the effects, consummation, and financing thereof. These forward-looking statements involve risks and uncertainties (some of which are beyond the Company’s control) and are subject to change based upon various factors, including but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; competition in the leasing market; the demand for and market acceptance of the Company’s properties for rental purposes; oversupply of office and parking properties in the Company’s geographic markets; the amount and growth of the Company’s expenses; customer financial difficulties and general economic conditions, including increasing interest rates, as well as economic conditions in the Company’s geographic markets; defaults or non-renewal of leases; risks associated with joint venture partners; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions; the failure to acquire or sell properties as and when anticipated; termination or non-renewal of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting us; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses; compliance with environmental and other regulations, including real estate and zoning laws; the Company’s inability to obtain financing; the Company’s inability to use net operating loss carryforwards; the Company’s failure to maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Readers should carefully review the risk factors and other uncertainties described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other documents filed by the Company with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in any forward-looking statement. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated September 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2014                 PARKWAY PROPERTIES, INC.

BY:    /s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated September 22, 2014